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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-K
                                 Current Report


     [ ]            PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                 MARCH 26, 2001


                       EASTERN VIRGINIA BANKSHARES, INC.
             (Exact name of registrant as specified in its charter)

            VIRGINIA                               54-1866052
     (State of Incorporation)          (I.R.S. Employer Identification No.)

                         Commission File No. 333-37225


                 307 Church Lane, Tappahannock, Virginia 22560
                    (Address of principal executive offices)

                  Registrant's telephone number (804) 443-4333


                                   NO CHANGE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                                    FORM 8-K

                        EASTERN VIRGINIA BANKSHARES, INC
                                TAPPAHANNOCK, VA
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ITEM 5.  OTHER EVENTS

Thomas M. Boyd, Jr. President and Chief Executive Officer of Eastern Virginia Bankshares (EVB) and its largest subsidiary Southside Bank announced that as part of a management succession plan announced in April, 2000, he will retire on April 1, 2002. In anticipation of Mr. Boyd's retirement, Thomas "Ned" Stephenson, Executive Vice President of the corporation and Chief Financial Officer of Southside Bank, will become the President and CEO of EVB effective at the annual meeting of EVB's shareholders on April 19, 2001. Stephenson who was Chief Financial Officer of the corporation from its founding in 1997 and an officer of subsidiary Southside Bank since 1987, was promoted to Executive Vice President of the corporation in April, 2000, and designated to manage day to day business of the parent company and the corporation. Stephenson is also a candidate for election to the corporation's Board of Directors at its 2001 annual meeting. Mr. Boyd will continue as President and CEO of Southside Bank until his retirement next year.

Eastern Virginia Bankshares is a multi-bank holding company headquartered in Tappahannock, Virginia. EVB operates three banking subsidiaries in Virginia:
Southside Bank which operates eight offices in Essex, Caroline, King William, Middlesex, and Gloucester Counties; Bank of Northumberland which operates four offices in Northumberland and Lancaster Counties; and Hanover Bank which operates two offices in Hanover County.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.  None

Pursuant to the filing requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


EASTERN VIRGINIA BANKSHARES, INC.

     /s/
     By: Thomas M. Boyd, Jr., President and CEO

     Date:  March 26, 2001


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